UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2002
Date of Report (Date of earliest event reported)

Commission File Number 000-31529

ADVANCED SWITCHING COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	54-1865834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8330 Boone Boulevard
Vienna, Virginia 22182
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 288-8535

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Item 5. Other Events.

On October 16, 2002, Advanced Switching Communications, Inc. (the "Company") announced that the United States District Court for the Eastern District of Virginia has dismissed, without prejudice, the consolidated securities class action complaint naming the Company and certain of its officers and directors as defendants.

The complaint, originally filed on February 21, 2002, alleged that the Company, certain of its officers and directors and its lead underwriter violated certain provisions of the federal securities laws. The court concluded that the plaintiffs failed to plead facts sufficient to support their claims.

The plaintiffs may file an amended complaint or appeal the order granting the motion to dismiss. The Company has no information as to whether an amended complaint will be filed or an appeal will be taken.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED SWITCHING COMMUNICATIONS, INC.

Dated: October 17, 2002

By: /s/ Kevin McClenahan
Kevin McClenahan
Secretary